EXHIBIT 4.3


                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of May 14, 2007 (the "Effective Date"), by and between GERON CORPORATION, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California 94025 ("Geron"), and Girindus America Inc., a Delaware corporation having its principal place of business at 8560 Reading Road, Cincinnati, Ohio, 45215 ("Manufacturer").

          A. Geron and Manufacturer are the parties to that certain Master Manufacturing Agreement dated as of February 27, 2007 (the "Manufacturing Agreement"), and related Project Orders ("Project Order") under which Geron has agreed to purchase certain products from Manufacturer and Manufacturer has agreed to supply such products to Geron on the terms set forth therein.

          B. Pursuant to the Manufacturing Agreement, Geron may pay the purchase price of products under any Project Order by delivery of shares of Geron's Common Stock (the "Shares").

THE PARTIES AGREE AS FOLLOWS:

     1.   ISSUANCE OF SHARES; ADJUSTMENTS.

          1.1 As payment of the First Installment specified in Project Order No. 1, Geron will issue and deliver certificates for 204,082 Shares. Upon issuance and delivery of the certificate(s) for the Shares, all Shares shall be duly authorized and validly issued and represent fully paid shares of Geron's Common Stock.

     2.   CLOSING; DELIVERY.

          2.1 The consummation of the transaction contemplated by this Agreement (a "Closing") shall be held at such time and place as is mutually agreed upon between the parties, but in any event Geron shall make commercially reasonable efforts to accomplish the Closing no later than three (3) business days after the Effective Date hereof (the "Closing Date"). At the Closing, Geron shall deliver to Manufacturer one or more certificates representing all of the Shares, which Shares shall be issued in the name of Manufacturer or its designee and in such denominations as Manufacturer shall specify.

          2.2 Geron's obligations to issue and deliver the stock certificate(s) representing the Shares to Manufacturer at the Closing shall be subject to the following conditions, which may be waived by
               Geron:

               2.2.1 the covenants and obligations that Manufacturer is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects; and

               2.2.2 the representations and warranties made by Manufacturer herein shall be true and correct in all material respects as of the Closing Date.

          2.3 Manufacturer's obligation to accept delivery of the stock certificate(s) representing the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by Manufacturer:

               2.3.1 the covenants and obligations that Geron is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects;

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               2.3.2 Geron shall have available under its Certificate of
                    Incorporation sufficient authorized shares of Common Stock to issue the Shares to Manufacturer; and

               2.3.3 the representations and warranties made by Geron herein shall be true and correct in all material respects as of the closing date;

     3.   RESTRICTIONS ON RESALE OF SHARES.

          3.1 Legends. Manufacturer understands and acknowledges that the Shares are not registered under the Securities Act of 1933 (the "Act"), and that under the Act and other applicable laws Manufacturer may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO GERON, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT BY AND BETWEEN MANUFACTURER AND GERON, DATED AS OF MAY 14, 2007. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF GERON."

          3.2 Limits on Sales. Manufacturer agrees that if it decides to resell some or all of the Shares, it will do so only through orderly sales executed through a reputable brokerage house, and in an appropriate manner based upon whether the shares are registered or unregistered, i.e., on the Nasdaq National Market or in a Rule 144A or Rule 144 compliant transaction. Manufacturer further agrees that it will not itself engage in short selling with respect to the Stock. Provided that the brokerage house meets the requirements set forth herein, nothing shall limit Manufacturer's right to select the brokerage house of its choice.

          3.3 Removal of Legends. Any legend endorsed on a certificate evidencing the Shares shall be removed, and Geron shall issue a certificate without such legend to the Manufacturer, if such Shares are being sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 promulgated thereunder, and the purchaser of registered Shares may immediately resell such Shares without restriction; provided, however, that in the case of a sale pursuant to Rule 144, such holder of Shares shall provide such information as is reasonably requested by Geron to ensure that such Shares may be sold in reliance on Rule 144.

     4.   REGISTRATION RIGHTS

          4.1 Geron agrees to make commercially reasonable efforts to file with the Securities and Exchange Commission (the "Commission"), within five (5) business days after the Closing Date, a registration statement under the Act (the "Registration Statement"), on Form S-3 or other appropriate form, so as to permit a non-underwritten public offering and resale of the Shares under the Act by Manufacturer. Geron will exercise reasonable efforts to cause the form of the Registration Statement to satisfy all applicable requirements of the Act and the regulations of the Commission thereunder. Geron agrees to diligently pursue making the Registration Statement effective. Geron will notify Manufacturer of the effectiveness of the Registration Statement within one (1) business day of receiving notice from the Commission.

          4.2 Geron will maintain the Registration Statement and any post-effective amendment thereto filed under this Section 4 effective under the Act until the earliest of (i) the date that none of the Shares covered by such Registration Statement are issued and outstanding, (ii) the date that all of the Shares have been sold pursuant to such Registration Statement, (iii) the date Manufacturer receives an opinion of counsel from Geron, which

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               counsel shall be reasonably acceptable to Manufacturer, that the
               Shares may be sold under the provisions of Rule 144, (iv) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Act, and Geron has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) the date all Shares may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Act in the opinion of counsel to Geron, which counsel shall be reasonably acceptable to Manufacturer.

          4.3 Geron, at its expense, shall furnish to Manufacturer with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as Manufacturer may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Manufacturer, provided, however, that the obligation of Geron to deliver copies of prospectuses or preliminary prospectuses to Manufacturer shall be subject to the receipt by Geron of reasonable assurances from Manufacturer that Manufacturer will comply with the applicable provisions of the Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

          4.4 All fees, disbursements and out-of-pocket expenses and costs incurred by Geron in connection with the preparation and filing of the Registration Statement under Section 4.1 and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of Geron) shall be borne by Geron. Manufacturer shall bear the cost of fees and expenses of Manufacturer's counsel.

          4.5 Geron will advise Manufacturer promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose, and Geron will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          4.6 With a view to making available to Manufacturer the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at the time permit Manufacturer to sell the Shares to the public without registration, Geron covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earliest of (A) such date as all of the Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; and (ii) file with the Commission in a timely manner all reports and other documents required of Geron under the Act and under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended.

          4.7 Manufacturer will cooperate with Geron in all respects in connection with this Agreement, including timely supplying all information reasonably requested by Geron (which shall include all information regarding Manufacturer and proposed manner of sale of the Shares required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate Manufacturer to consent to be named as an underwriter in any Registration Statement.

          4.8 Geron shall prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by the Registration Statement; provided, however, that promptly after filing a registration statement or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, Geron will furnish one (1) copy to counsel designated by Manufacturer.

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               Geron shall promptly notify Manufacturer, at any time when the prospectus included in or relating to the Registration Statement (the "Prospectus") is required to be delivered under the Act, of the happening of any event as a result of which the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, thereafter, Geron will as promptly as possible prepare (and, when completed, give notice to Manufacturer) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Shares pursuant to the Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that upon such notification by Geron of the foregoing and instructing Manufacturer to cease to offer and sell Shares, Manufacturer will its best efforts to promptly suspend its offer and sale of Shares until Geron has notified Manufacturer that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to Manufacturer.

     5.   INDEMNIFICATION.

          5.1 Geron agrees to indemnify and hold harmless Manufacturer (and each person, if any, who controls Manufacturer within the meaning of Section 15 of the Act, and each officer and director of Manufacturer) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of
               (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of the Shares, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Geron will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense (A) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Geron by Manufacturer or such other person expressly for use in the preparation thereof, (B) the failure of Manufacturer to comply with its covenants and agreements contained in Sections 7.1 or
               7.5.2 hereof or (C) any misstatement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Manufacturer prior to the pertinent sale or sales by Manufacturer. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of the Shares by Manufacturer.

          5.2 Manufacturer agrees to indemnify and hold harmless Geron (and each person, if any, who controls Geron within the meaning of
               Section 15 of the Act, each officer of Geron who signs the Registration Statement and each director of Geron) from and against losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of, (i) any failure of Manufacturer to comply with the covenants and agreements contained in Sections 7.1 and 7.5.2 hereof or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Geron by or on behalf of Manufacturer specifically for use in preparation of the Registration Statement; provided, however, that Manufacturer shall not be liable in any such case for (A) any untrue statement or omission in the Registration Statement, prospectus, or other such document which statement is corrected by Manufacturer and delivered to Geron prior to the sale from which such loss occurred, (B) any untrue statement or omission in any prospectus which is corrected by Manufacturer in any subsequent prospectus, or supplement or amendment thereto, and delivered to Geron prior to the sale or sales from which a loss or liability arose, or (C) any failure by Geron to fulfill any of its obligations under Section 5.1 hereof.

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          5.3  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect to any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

          5.3 The provisions of this Section 5 shall survive the termination of this Agreement.

     6.   REPRESENTATIONS AND COVENANTS OF GERON.

          Geron hereby represents, warrants and covenants to Manufacturer as follows:

          6.1 Organization, Good Standing and Qualification. Geron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Geron is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          6.2 Authorization. All corporate action on the part of Geron, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Geron hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered, will constitute the valid and legally binding obligations of Geron, enforceable against Geron in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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          6.3  Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

          6.4 Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against Geron that questions the validity of this Agreement or the right of Geron to enter into this Agreement or to consummate the transactions contemplated hereby, nor is Geron aware of any basis for any of the forgoing. Geron is neither a party to nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of Geron to enter into this Agreement or to consummate the transactions contemplated hereby.

     7.   REPRESENTATIONS AND ACKNOWLEDGMENTS OF MANUFACTURER.

          Manufacturer hereby represents, warrants, acknowledges and agrees that:

          7.1 Investment. Manufacturer is acquiring the Shares for Manufacturer's own account, and not directly or indirectly for the account of any other person. Manufacturer is acquiring the Shares for investment and not with a view to distribution or resale thereof, except in compliance with the Act and any applicable state law regulating securities.

          7.2 Access to Information. Manufacturer has consulted with its own attorney, accountant, or investment advisor as Manufacturer has deemed advisable with respect to the investment and has determined its suitability for Manufacturer. Manufacturer has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of Geron with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of Geron. Manufacturer has had access to such financial and other information as is necessary in order for Manufacturer to make a fully informed decision as to investment in Geron, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Manufacturer has had access. Manufacturer acknowledges that neither Geron nor any of its officers, directors, employees, agents, representatives, or advisors has made any representation or warranty other than those specifically expressed herein.

          7.3 Business and Financial Expertise. Manufacturer further represents and warrants that it has such business or financial expertise as to be able to evaluate its investment in Geron and purchase of the Shares.

          7.4 Speculative Investment. Manufacturer acknowledges that the investment in Geron represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Manufacturer's risk capital means and is not so great in relation to Manufacturer's total financial resources as would jeopardize the personal financial needs of Manufacturer in the event such investment were lost in whole or in part.

          7.5  Unregistered Securities. Manufacturer acknowledges that:

               7.5.1 Manufacturer must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Geron has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except as provided in Section 4 above. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless:
                    (i) a public trading market then exists in Geron's common stock, (ii) Geron has complied with the information requirements of Rule 144, and (iii) all other terms and conditions of Rule 144 have been satisfied.

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               7.5.2 Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and, therefore, the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. Geron has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act except as provided in Section 4 above. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

               7.5.3 Manufacturer hereby certifies that it is an "Accredited
                    Investor" as that term is defined in Rule 501 under the Act.

     8. TAX ADVICE. Manufacturer acknowledges that Manufacturer has not relied and will not rely upon Geron or Geron's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. Manufacturer assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Shares.

     9. NOTICES. Any notice, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or by facsimile, or one day, not including Saturdays, Sundays, or national holidays, after sending if sent by national overnight delivery service, or five days, not including Saturdays, Sundays, or national holidays, after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

                  To Geron at:          Geron Corporation
                                        230 Constitution Drive
                                        Menlo Park, California  94025
                                        Attention: General Counsel
                                        Telephone:        (650) 473-7700
                                        Facsimile:        (650) 473-7750

                  To Manufacturer at:   Girindus America Inc.
                                        8560 Reading Rd
                                        Cincinnati , Ohio, 45215
                                        Attention: President
                                        Telephone:        (513) 679 - 3000
                                        Facsimile:        (513) 679 - 3053

     10. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of Geron and of Manufacturer; provided, however, that Manufacturer may not assign any rights or obligations under this Agreement except to an entity controlling, under common control with or controlled by Manufacturer. Geron may not assign any of its rights or obligations under this Agreement.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     12. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

     13. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     14.  AMENDMENTS. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

     15. FUTURE COOPERATION. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

     16. ENTIRE AGREEMENT. This Agreement and the Supply Agreement, including Project Order No. 1 thereto, constitute the entire agreement of the parties pertaining to the Shares and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.




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     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock
Purchase Agreement as of the date first above written.


                                        Geron Corporation


                                        /s/ David L. Greenwood
                                        ----------------------------------------
                                        By:     David L. Greenwood
                                        Title:  Executive Vice President and
                                                Chief Financial Officer

                                        Girindus America Inc.


                                        /s/ Greg McParland
                                        ----------------------------------------
                                        By:     Greg McParland
                                        Title:  CEO